Exhibit 99.1

TERRASPHERE SYSTEMS LLC

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008	2007

ASSETS
Current assets:
Cash	$197,046	$8,083	$227,415
Accounts receivable	—	400,000	—
Other receivables	15,244	109,080	131,366
Inventories — work in process	34,565	—	23,043
Prepaid expenses	42,100	10,250	46,256

Total current assets	288,955	527,413	428,080
Leasehold improvements	161,948	—	—
Patent and patent costs, net	134,932	98,347	76,416
Other assets	5,692	3,766	3,766

Total assets	$591,527	$629,526	$508,262

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Note payable — member	$20,000	$—	$—
Due to member	102,292	—	—
Accounts payable	732,866	258,454	159,583
Accrued expenses	6,862	6,388	—
Deferred revenue	763,767	125,499	544,108

Total current liabilities	1,625,787	390,341	703,691

Members’ equity (deficit)
TerraSphere Systems LLC members’ equity (deficit)
Members’ equity (deficit)	(1,043,475)	247,412	(138,877)
Accumulated other comprehensive income (loss)	(42,254)	6,614	(20,312)

Total TerraSphere Systems LLC members’ equity (deficit)	(1,085,729)	254,026	(159,189)
Noncontrolling interest	51,469	(14,841)	(36,240)

Total members’ equity (deficit)	(1,034,260)	239,185	(195,429)

Total liabilities and members’ equity (deficit)	$591,527	$629,526	$508,262

The accompanying notes are an integral part of these consolidated financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007

Revenue
Sales	$—	$621,877	$—
Licensing and marketing fees	36,732	836,692	21,427

	36,732	1,458,569	21,427
Cost of goods sold	—	730,446	404,760

Gross profit (loss)	36,732	728,123	(383,333)
Operating expenses
General and administrative expense	1,291,586	673,805	346,372
Research, development and testing expense	613	26,941	16,159
Amortization expense	6,383	13,035	1,884

Income (loss) from operations	(1,261,850)	14,342	(747,748)

Other income (expense)
Other income	19,356	123,566	114,113
Foreign currency gain (loss)	35,758	(44,952)	8,778
Interest expense	(9,218)	—	—

Total other expense	45,896	78,614	122,891

Net income (loss)	(1,215,954)	92,956	(624,857)
Net income (loss) attributable to noncontrolling interest	74,934	16,647	(26,887)

Net income (loss) attributable to TerraSphere Systems LLC before other comprehensive income (loss)	(1,290,888)	76,309	(597,970)
Other comprehensive income (loss):
Foreign currency translation adjustment	(57,491)	31,678	(21,900)

Comprehensive income (loss)	(1,348,379)	107,987	(619,870)
Comprehensive income (loss) attributable to noncontrolling interest	(8,623)	4,752	(3,285)

Comprehensive income (loss) attributable to TerraSphere Systems LLC	$(1,339,756)	$103,235	$(616,585)

The accompanying notes are an integral part of these consolidated financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	TerraSphere Systems LLC
		Accumulated
		Other			Members’ Equity
	Members’ Equity	Comprehensive		Noncontrolling	(Deficit)
	(Deficit)	Income (Loss)	Total	Interest	Total

Balance, December 31, 2006	244,093	(1,697)	242,396	(6,068)	236,328
Contributions	215,000	—	215,000	—	215,000
Foreign currency translation adjustment	—	(18,615)	(18,615)	(3,285)	(21,900)
Net loss	(597,970)	—	(597,970)	(26,887)	(624,857)

Balance, December 31, 2007	$(138,877)	$(20,312)	$(159,189)	$(36,240)	$(195,429)
Contributions	309,980	—	309,980	—	309,980
Foreign currency translation adjustment	—	26,926	26,926	4,752	31,678
Net income	76,309	—	76,309	16,647	92,956

Balance, December 31, 2008	247,412	6,614	254,026	(14,841)	239,185
Foreign currency translation adjustment	—	(48,868)	(48,868)	(8,623)	(57,491)
Net income (loss)	(1,290,888)	—	(1,290,888)	74,934	(1,215,954)

Balance, December 31, 2009	$(1,043,475)	$(42,254)	$(1,085,729)	$51,469	$(1,034,260)

The accompanying notes are an integral part of these consolidated financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007

Cash flows from operating activities
Net income (loss)	$(1,215,954)	$92,956	$(624,857)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of patents and patent costs	6,383	13,035	1,884
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	400,000	(400,000)	—
Other receivables	103,392	(3,503)	59,763
Inventories	(34,565)	23,043	(23,043)
Prepaid expenses	(31,850)	36,006	(46,256)
Other assets	(1,493)	—	1,163
Increase (decrease) in:
Accounts payable	452,871	127,980	73,234
Accrued expenses	474	6,389	—
Deferred revenue	638,268	(418,609)	544,108

Net cash provided by (used in) operating activities	317,526	(522,703)	(14,004)

Cash flows from investing activities
Patent costs	(42,968)	(34,966)	(60,098)
Expenditures for leasehold improvements	(149,636)	—	—

Net cash used in investing activities	(192,604)	(34,966)	(60,098)

Cash flows from financing activities
Member contributions	—	309,980	215,000
Advances from member	102,292	—	—
Proceeds from notes payable — member	20,000	—	—

Net cash provided by financing activities	122,292	309,980	215,000

Effect of exchange rate changes on cash	(58,251)	28,357	(36,453)

Increase (decrease) in cash	188,963	(219,332)	104,445
Cash, beginning of year	8,083	227,415	122,970

Cash, ending of year	$197,046	$8,083	$227,415

The accompanying notes are an integral part of these financial statements.